UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 11, 2013

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of Solazyme, Inc. (the “Company”) has been scheduled for June 4, 2013, with a record date of April 8, 2013. Because the date of the 2013 Annual Meeting is more than 30 days before the anniversary date of the 2012 Annual Meeting of Stockholders, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change.

For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2013 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, the proposal must be received by the Company’s Secretary at the address set forth below no later than March 26, 2013. Any such proposal also must comply with Rule 14a-8 under the Exchange Act.

For a stockholder proposal that is not intended to be included in the Company’s proxy statement for the 2013 Annual Meeting under Rule 14a-8 under the Exchange Act, written notice of the proposal, which notice must include the information required by the Company’s bylaws, must be delivered or mailed and received by the Company’s Corporate Secretary at the address set forth below by the close of business on March 26, 2013 (seventy days prior to the 2013 Annual Meeting Date), in accordance with the advance notice provisions of the Company’s bylaws.

The address of the Company’s Corporate Secretary is: Solazyme, Inc., 225 Gateway Boulevard, South San Francisco, California 94080, Attention: Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAZYME, INC.

Date: March 12, 2013	By:	/s/ Paul T. Quinlan
Paul T. Quinlan
General Counsel